Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES QUARTERLY DIVIDEND

July 19, 2017

Contact: Kathleen J. Chappell, Vice President and CFO                  540-955-2510

kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (July 19, 2017) – Eagle Financial Services, Inc. (OTCQX: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, declared a regular cash dividend on July 19, 2017, of $0.22 per common share payable August 15, 2017 to shareholders of record on August 1, 2017.

The Bank of Clarke County offers a broad range of commercial banking, retail banking and trust and investment services through 12 bank branches located throughout Clarke and Frederick Counties, as well as the City of Winchester, Towns of Purcellville and Leesburg and Ashburn, VA. The Company’s common stock trades on the OTC Markets Group’s OTCQX Market under the symbol EFSI.